Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cogentix Medical, Inc.:

We have issued our reports dated June 9, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2014 of Uroplasty, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

March 31, 2015